Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 23, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in JA Solar Holdings Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Shanghai, People’s Republic of China

July 31, 2014

普华永道中天会计师事务所 (特殊普通合伙）

PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

Tel +86 (21) 2323 8888 | fax +86 (21) 2323 8800   http://www.pwccn.com